Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned appoints Richard T. O’Connell, Jr. and Michael Scarpa, and each individually, as the attorney-in-fact and agent of the undersigned, with full power and authority of substitution, to execute for and on behalf of the undersigned a REGISTRATION STATEMENT ON FORM S-8 by The Talbots, Inc. for The J. Jill Group 401(k) Plan, and all amendments or supplements to this Registration Statement and all related documents and instruments, and to file the same with the Securities and Exchange Commission, granting to this attorney-in-fact and agent full power and authority to take such action as he deems advisable or necessary to carry out the intent of this Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney effective as of June 26, 2009.

Signature	Title

/s/ Trudy F. Sullivan	President and Chief Executive Officer and Director
Trudy F. Sullivan

/s/ Tsutomu Kajita	Chairman of the Board
Tsutomu Kajita

/s/ John W. Gleeson	Director
John W. Gleeson

/s/ Motoya Okada	Director
Motoya Okada

/s/ Gary M. Pfeiffer	Director
Gary M. Pfeiffer

/s/ Yoshihiro Sano	Director
Yoshihiro Sano

Signature	Title

/s/ Susan M. Swain	Director
Susan M. Swain

/s/ Isao Tsuruta	Director
Isao Tsuruta